EXHIBIT 21

DRS TECHNOLOGIES, INC.

SUBSIDIARIES OF THE COMPANY AS OF MARCH 31, 2006

SUBSIDIARY	STATE OR COUNTRY OF FORMATION
NAI Technologies, Inc.	New York
DRS Electronic Systems, Inc.	Delaware
DRS Technical Services, Inc.	Delaware
DRS Surveillance Support Systems, Inc.	Delaware
DRS Technologies Canadian Capital Corporation	Canada (Nova Scotia)
DRS Technologies Capital Company, Inc.	Canada (Nova Scotia)
DRS Tactical Systems, Ltd.	United Kingdom
DRS Systems Management Corporation	Delaware
Laurel Technologies Partnership	Delaware
DRS Power & Control Technologies, Inc.	Delaware
DRS Electric Power Technologies, Inc.	Delaware
DRS Power Technology, Inc.	Delaware
DRS Tactical Systems, Inc.	Florida
DRS Engineering Development Labs, Inc.	Ohio
DRS Signal Technologies, Inc.	Ohio
DRS Signal Recording Technologies, Inc.	Maryland
DRS Optronics, Inc.	Delaware
DRS Sensors & Targeting Systems, Inc.	Delaware
DRS FPA, Inc.	Delaware
DRS Infrared Technologies, LP	Delaware
DRS Unmanned Technologies, Inc.	Delaware
DRS Data & Imaging Systems, Inc.	Delaware
DRS Data & Imaging Systems Limited	United Kingdom
DRS Hadland Ltd.	United Kingdom
DRS Technologies Canada, Inc.	Delaware
DRS Technologies Canada Company	Canada (Nova Scotia)
DRS Communications Company LLC	Delaware
MSSC Company	Pennsylvania
Tech-Sym Corporation	Nevada
DRS Test & Energy Management, Inc.	Delaware
DRS EW & Network Systems, Inc.	Delaware
DRS Signal Solutions, Inc.	Delaware
DRS Training & Control Systems, Inc.	Florida
Integrated Defense Technologies, Inc..	Delaware
T-S Holding Corporation	Texas
DRS EW & Network Systems (Canada) Limited	Canada
DRS International, Inc.	Delaware
DRS Systems, Inc.	Delaware
Night Vision Equipment Co., Inc.	Delaware
Canopy Technologies, LLC	Delaware
DRS Tactical Systems Global Services, Inc.	Florida
Walkabout Computers UK Limited	United Kingdom
DRS Codem Systems, Inc.	Delaware
Engineered Support Systems, Inc.	Missouri
Engineered Air Systems, Inc.	Missouri
ESSI Resources, LLC	Kentucky

ESSIbuy.com, Inc.	Missouri
Engineered Coil Company	Missouri
Air Eagle Holdings, Inc.	Missouri
KECO Industries, Inc.	Ohio
Engineered Electric Co.	Missouri
Engineered Systems and Electronics, Inc.	Missouri
Systems & Electronics Inc.	Delaware
Radian Inc.	Delaware
Universal Power Systems, Inc.	Delaware
Technical and Management Services Corporation.	Maryland
Engineered Environments, Inc.	Ohio
3083683 Novia Scotia Limited	Canada (Novia Scotia)
Pivotal Power, Inc.	Canada (Novia Scotia)
Prospective Computer Analysts Incorporated.	New York
PCA Electronic Test Ltd.	United Kingdom
Spacelink International LLC	Delaware
Mobilized Systems, Inc.	Ohio